The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


           Subject to completion, Pricing Supplement dated May 3, 2005

PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 46 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                       Dated       , 2005
                                                                  Rule 424(b)(3)

                                    $
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                             Senior Fixed Rate Notes

                                   ----------

          Performance Enhanced Index-Linked Securities due May 30, 2008
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                 Based on the Value of a Basket of Seven Indices

Unlike ordinary debt securities, the securities do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of securities that you hold an amount in cash based upon the value of a basket of seven indices, which we refer to as the basket indices, as determined at maturity.

o The basket indices are the FTSE 100 Index, the Dow Jones EURO STOXX 50 Index, the TOPIX Index, the Swiss Market Index, S&P/ASX 200 Index, the OMX Index and the Hang Seng Index. The basket will be weighted among the basket indices as described in this pricing supplement and the initial basket value will be 10. The fractional value of each of the basket indices included in the basket will be determined by a multiplier, as set forth in this pricing supplement, based on the weightings and index closing values of each of the basket indices on the day we price the securities for initial sale to the public.

o The principal amount and issue price of each security is $10.

o At maturity, for each $10 principal amount of securities that you hold, you will receive an amount per security based on the basket performance factor, which will be equal to the final basket value divided by 10. The final basket value will be equal to the sum of the products of the index closing values as determined on May 28, 2008, which we refer to as the index valuation date, times the multipliers for each of the basket indices. If the basket performance factor is less than .8, which will occur if the final basket value has declined by more than 20% from the initial basket value, you will receive an amount per security that is less than the principal amount.

     o If the basket performance factor is greater than 1.0, the payment at maturity will equal $10 plus an amount equal to the product of (i) $10 times (ii) the basket performance factor minus 1 times (iii) 200%, which we refer to as the leverage factor, subject to a maximum payment
          at maturity of $       , or    % of the issue price. The maximum
          payment at maturity will be determined on the day we price the securities for initial sale to the public.

     o If the basket performance factor is less than or equal to 1.0 but greater than or equal to .8, which we refer to as the protection threshold, the payment at maturity will equal $10. The protection threshold corresponds to a final basket value that is 80% of the initial basket value.

     o If the basket performance factor is less than the protection threshold, the payment at maturity will equal $10 minus the product of
          (i) $10 times (ii) 1.25, which we refer to as the reduction multiple, times (iii) the protection threshold minus the basket performance factor.

o Investing in the securities is not equivalent to investing in the basket indices or their component stocks.

o    The securities will not be listed on any securities exchange.

o    The CUSIP number for the securities is      .

You should read the more detailed description of the securities in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Securities."

The securities are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-10.


                                   ----------
                             PRICE $10 PER SECURITY
                                   ----------

                                Price to Agent's
                                Public     Commissions(1)   Proceeds to Company
                               --------    --------------   -------------------
Per Security.................      $             $                   $
Total........................      $             $                   $

----------

(1) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement. MORGAN STANLEY



                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the securities, see the section of this pricing supplement called "Description of Securities--Supplemental Information Concerning Plan of Distribution".

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The securities may not be offered or sold to the public in Brazil. Accordingly, the offering of the securities has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The securities may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the securities to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the securities we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The securities offered are medium-term debt securities of Morgan Stanley. The return on the securities at maturity is based on the value of a basket comprised of the FTSE 100 Index, the Dow Jones EURO STOXX 50 Index, the TOPIX Index, the Swiss Market Index, S&P/ASX 200 Index, the OMX Index and the Hang Seng Index.

     "Standard & Poor's(R)," and "S&P(R)" are trademarks of Standard & Poor's Corporation; Dow Jones EURO STOXX(SM) and STOXX(SM) are service marks of STOXX Limited; Topix(R) and Topix Index(R) are trademarks of the Tokyo Stock Exchange; FTSE(R) and FTSE 100 Index(R) are trademarks of London Stock Exchange Plc and The Financial Times Limited; OXM(R) is a trademark of OM Gruppen AB; SPI(R), Swiss Performance Index (SPI)(R) and Swiss Market Index (SMI)(R) are trademarks of SWX Swiss Exchange; and Hang Seng Index is a trademark of Hang Seng Data Services Limited.

Each security costs $10          We, Morgan Stanley, are offering Performance
                                 Enhanced Index-Linked Securities due May 30,
                                 2008 Mandatorily Exchangeable for an Amount
                                 Payable in U.S. Dollars Based on the Value of a Basket of Seven Indices, which we refer to as the securities. The principal amount and issue price of each security is $10.

                                 The original issue price of the securities includes the agent's commissions paid with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Securities--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the securities
principal; no interest           do not pay interest and do not guarantee any
                                 return of principal at maturity. If the basket performance factor is less than the protection threshold, we will pay to you an amount in cash per security that is less than the $10 issue price of each security. If a market disruption event occurs on the scheduled index valuation date or the scheduled index valuation date is not otherwise a trading day, the maturity date will be postponed until the second scheduled trading day following the index valuation date with respect to any basket index so postponed.

The initial basket value         At the initial offering of the securities, the
equals 10                        basket is weighted among the basket indices as
                                 described below, and the initial basket value is 10, which corresponds to the $10 issue price and principal amount of the securities. The fractional value of each of the basket indices included in the basket will be determined by a multiplier calculated so that each of the basket indices represents its applicable weighting in the initial basket value, based on the index closing values of the basket indices on the day we price the securities for initial sale to the public.

Payment at maturity              At maturity, you will receive for each $10
                                 principal amount of securities that you hold, a payment in cash based on the basket performance factor, which is determined as follows:

                                                                final basket value
                                   basket performance factor = ---------------------
                                                               initial basket value

                                 where

                                   initial basket value  =  10

                                 Depending on the basket performance factor, the payment at maturity may be greater than or less than the $10 principal amount per security. If the final basket value is less than 80% of the initial basket value, you will receive an amount per security that is less than the $10 principal amount.

                                    The Payment at Maturity is Linked to the
                                           Basket Performance Factor

                                 At maturity, you will receive for each $10 principal amount of securities that you hold:

                                 o    If the basket performance factor is
                                      greater than 1.0, a payment at maturity
                                      equal to:

                                      $10 + ($10 x (basket performance factor  -1) x leverage factor),

                                 where

                                      leverage factor  =  200%,

                                 subject to a maximum payment at maturity of
                                 $       , or   % of the issue price. The
                                 maximum paymentat maturity will be determined on the day we price the securities for initial sale to the public.

                                 o If the basket performance factor is less than or equal to 1.0, but greater than or equal to .8, which we refer to as the protection threshold, a payment at maturity equal to $10. The protection threshold corresponds to a final basket value that is 80% of the initial basket value.

                                 o If the basket performance factor is less than the protection threshold, a payment at maturity equal to:

                                                   reduction
                                      ($10 -($10 x  multiple  x (protection threshold - basket performance factor)),

                                 where

                                     reduction multiple = 1.25

                                     The reduction multiple will progressively reduce the effect of the protection threshold as the basket performance factor decreases below .8.

                                 Please refer to the graph titled "Hypothetical Payouts on the Securities at Maturity" on PS-7, which illustrates the performance of the securities at maturity assuming a range of hypothetical percentage changes in the final basket value. The graph does not show every situation that may occur.

                                 You can review the historical prices of each of the basket indices and a graph of historical basket values based on illustrative multipliers determined as of April 27,

                                 2005 in the section of this pricing supplement called "Description of Securities--Historical
                                  Information."

                                 Investing in the securities is not equivalent to investing in any of the basket indices or any of their component stocks.

Your return on the securities    The return investors realize on the securities
is limited by the maximum        is limited by the maximum payment at maturity.
payment at maturity              The maximum payment at maturity of each
                                 security is $     , or   % of the issue price.
                                 As a result, you will not share in any
                                 appreciation of the basket above   % of the
                                 initial basket value. Both the initial basket
                                 value and the maximum payment at maturity will
                                 be determined on the day we price the
                                 securities for initial sale to the public.
                                 Although the leverage factor provides 200%
                                 exposure to any increase in the value of the
                                 basket at maturity, because the payment at
                                 maturity will be limited to   % of the issue
                                 price for each security, the percentage
                                 exposure provided by the leverage factor is
                                 progressively reduced as the final basket
                                 value exceeds   % of the initial basket value.
                                 See "Hypothetical Payouts on the Securities at
                                 Maturity" on PS-7.

The basket                       The basket is composed of the following seven
                                 indices: the FTSE 100 Index, the Dow Jones EURO
                                 STOXX 50 Index, the TOPIX Index, the Swiss
                                 Market Index, S&P/ASX 200 Index, the OMX Index and the Hang Seng Index. The following table sets forth the ticker symbol for each of the basket indices, the percentage of the initial basket value represented by each of the indices contained in the basket, the index closing values of each of the basket indices used to calculate its multiplier and the multiplier for each of the basket indices:

                                                                          Percentage      Initial
                                                                            Weight     Closing Value
                                                                 Ticker   of Initial     of Basket
                                          Basket Index           Symbol  Basket Value      Index         Multiplier
                                          ------------           ------  ------------  -------------     ----------
                                 FTSE 100 Index                    UKX       29.6%
                                 Dow Jones EURO STOXX 50 Index    SX5E       27.3%
                                 TOPIX Index                       TPX       24.7%
                                 Swiss Market Index                SMI        7.7%
                                 S&P/ASX 200 Index                AS51        6.0%
                                 OMX Index                         OMX        2.8%
                                 Hang Seng Index                   HSI        1.9%

                                 The multiplier for each basket stock will be a fractional value of the index calculated so that each of the basket indices represents its respective percentage weight of the initial basket value of 10 based on the index closing values of each of the basket indices on the day we price the securities for initial sale to the public.

                                 The multiplier for each of the basket indices will remain constant for the term of the securities.

MS & Co. will be the             We have appointed our affiliate, Morgan
Calculation Agent                Stanley & Co. Incorporated or its successors,
                                 which we refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A.
                                 (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the final basket value on the index valuation date, the basket performance factor, the payment to you at maturity and whether a market disruption event has occurred.

Where you can find more          The securities are senior notes issued as part
information on the               of our Series F medium-term note program. You
securities                       can find a general description of our Series F
                                 medium-term note program in the accompanying prospectus supplement dated November 10, 2004.
                                 We describe the basic features of this type of security in the sections of the prospectus supplement called "Description of Notes--Fixed
                                 Rate Notes" and "--Exchangeable Notes."

                                 Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the securities, you should read the "Description of Securities" section in this pricing supplement. You should also read about some of the risks involved in investing in the securities in the section called "Risk Factors." The tax treatment of investments in equity-linked securities such as these may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of Securities--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the securities.

How to reach us                  You may contact our principal executive
                                 offices at 1585 Broadway, New York, New York
                                 10036 (telephone number (212) 761-4000).

               HYPOTHETICAL PAYOUTS ON THE SECURITIES AT MATURITY

     For each security, the following graph illustrates the payment at maturity for a range of hypothetical percentage changes in the value of the basket at maturity. The Leverage Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity. The Principal Protection Zone illustrates the limited downside protection up to a 20% decrease in the value of the basket at maturity. Below the Principal Protection Zone, the graph illustrates the accelerating effect of the reduction multiple. The graph is based on the following hypothetical terms:

     o    Issue Price per security: $10

     o    Leverage Factor: 200%

     o    Maximum Payment at Maturity: $13.64 (136.4% of the Issue Price)

     o    Protection Threshold: .8

     o    Reduction Multiple: 1.25

     Where the basket performance factor is greater than 1.0, the payment at maturity on the securities reflected in the graph below are greater than the $10 principal amount per security, but in all cases is subject to the maximum payment at maturity. In the range where the basket performance factor is less than or equal to 1.0 but greater than or equal to the protection threshold, the payment at maturity on the securities are equal to the principal amount of $10. In the range where the basket performance factor is less than the protection threshold, the payment at maturity on the securities reflected in the graph below are less than the principal amount of $10 per security.

     In the hypothetical example below you will realize the maximum payment at maturity at a final basket value of 118.2% of the initial basket value. In addition, you will not share in the performance of the basket at final basket values above 136.4% of the initial basket value. If the final basket value at maturity is less than 80% of the initial basket value, in the hypothetical example below you will receive less than the issue price of the securities. In the event that the value of the basket were to decline substantially more than 20%, you could see a substantial or complete loss of your investment.


                                [Graphic Omitted]

     Presented below are hypothetical examples showing how the payment at maturity is calculated.

Example 1:
----------

The final basket value is 50% greater than the initial basket value.

Initial Basket Value: 10
Final Basket Value:   15

                                              15
   Payment at Maturity =  $10  +  ($10  x (  -----  -  1) x 200%) =  $13.64
                                              10

     In the example above, the payment at maturity calculated according to the description of payout at maturity would be $20.00. But, because $20.00 is more than the maximum payment at maturity, or $13.64, the total payment at maturity per security is $13.64.

Example 2:
----------

The final basket value is 10% greater than the initial basket value.

Initial Basket Value:  10
Final Basket Value:    11

                                             11
 Payment at Maturity =    $10  + ($10 x   ( ---- - 1) x   200%) =  $12.00
                                             10

     In the example above, the payment at maturity calculated according to the description of payout at maturity is less than the maximum payment at maturity, and thus the total payment at maturity per security is $12.00.

Example 3:
----------

The final basket value is 10% less than the initial basket value.

Initial Basket Value: 10
Final Basket Value:   9

       Payment at Maturity   =   $10


     In the example above, because the final basket value is equal to or greater than the protection threshold, but less than or equal to the initial basket value, the payment at maturity per security is $10, which is the principal amount of each security.

Example 4:
----------

The final basket value is 50% less than the initial basket value.

Initial Basket Value: 10
Final Basket Value:   5

                                                              5
        Payment at Maturity = $10 - ($10  x  1.25  x  ( .8 - ---- )) =  $6.25
                                                              10

     In the example above, the payment at maturity per security will is $6.25, which is equal to the principal amount of $10 as reduced by the effects of a basket performance factor less than .8 and the reduction multiple.

                                  RISK FACTORS

     The securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, do not pay interest or guarantee any return of principal at maturity. The return investors realize on the securities is limited by the maximum payment at maturity. This section describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

The securities do not pay        The terms of the securities differ from those
interest or guarantee            of ordinary debt securities in that we will
return of principal              not pay you interest on the securities or
                                 guarantee to pay you the principal amount of the securities at maturity. Instead, at maturity you will receive for each $10 principal amount of securities that you hold an amount in cash based upon the final basket value. If the final basket value is less than 80% of the initial basket value, you will receive an amount in cash that is less than the $10 issue price of each security. See
                                 "Hypothetical Payouts on the Securities at Maturity" on PS-7.

Your appreciation                The appreciation potential of the securities
potential is limited             is limited by the maximum payment at maturity
                                 of $      , or   % of the issue price. As a
                                 result, you will not share in any appreciation
                                 of the basket above    % of the initial basket
                                 value. Both the initial basket value and the
                                 maximum payment at maturity will be determined
                                 on the day we price the securities for initial
                                 sale to the public. Although the leverage
                                 factor provides 200% exposure to any increase
                                 in the value of the basket at maturity,
                                 because the payment at maturity will be
                                 limited to    % of the issue price for each
                                 security, the percentage exposure provided by
                                 the leverage factor is progressively reduced
                                 as the final basket value exceeds    % of the
                                 initial basket value. See "Hypothetical
                                 Payouts on the Securities at Maturity" on PS-7.

The securities will not be       The securities will not be listed on any
listed                           securities exchange. There may be little or no
                                 secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the securities easily. MS & Co. currently intends to act as a market maker for the securities but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time
                                 MS & Co. were to cease acting as a market maker, it is likely that there would be little or no secondary market for the securities.

Market price of the              Several factors, many of which are beyond our
securities may be                control, will influence the value of the
influenced by many               securities in the secondary market and the
unpredictable factors            price at which MS&Co. may be willing to
                                 purchase or sell the securities in the
                                 secondary market, including:

                                   o the value of the basket at any time and, in particular, on the index valuation date

                                   o    the volatility (frequency and magnitude
                                        of changes in price) of the basket

                                   o    interest and yield rates in the market

                                   o    the dividend rate on the stocks
                                        underlying the basket indices

                                   o    geopolitical conditions and economic,
                                        financial, political, regulatory or
                                        judicial events that affect the
                                        securities underlying the basket indices or stock markets generally and which may affect the final basket value

                                   o    the time remaining until the securities
                                        mature

                                   o    our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the issue price if the final basket value is at or below the initial basket value.

The inclusion of                 Assuming no change in market conditions or any
commission and projected         other relevant factors, the price, if any, at
profit from hedging in           which MS & Co. is willing to purchase
the original issue price         securities in secondary market transactions
is likely to adversely           will likely be lower than the original issue
affect secondary market          price, since the original issue price included,
prices                           and secondary market prices are likely to
                                 exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of          Price movements in the basket indices may not
one or more of the basket        correlate with each other.  At a time when the
indices may offset each          value of one or more of the basket indices
other                            increases, the value of one or more of the
                                 other basket indices may not increase as much or may even decline. Therefore, in calculating the final basket value on the index valuation date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices. You can review the historical prices of each of the basket indices for each calendar quarter in the period from January 1, 2000 through April 27, 2005 and a graph of historical basket values for the period from January 1, 2000 through April 27, 2005 in this pricing supplement under "Description of
                                 Securities--Historical Information."

                                 You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the levels of any of the basket indices will be offset by decreases in the levels of other basket indices, based on their historical performance. In addition, there can be no assurance that the final basket value will be higher than 10 so that you will receive at maturity an amount in excess of the principal amount of the securities.


Investing in the securities      Investing in the securities is not equivalent
is not equivalent to             to investing in the basket indices or their
investing in the basket          component securities.  As an investor in the
indices                          securities, you will not have voting rights or
                                 rights to receive dividends or other
                                 distributions or any other rights with respect to the stocks that underlie the basket indices.


Adjustments to the basket        FTSE International Limited, the publisher of
indices could adversely          the FTSE 100 Index, is responsible for
affect the value of the          calculating and maintaining the FTSE 100 Index.
securities                       STOXX Limited, a joint venture between Deutsche
                                 Boerse AG, Dow Jones & Company and SWX Swiss
                                 Exchange and the publisher of the Euro STOXX 50
                                 Index, is responsible for calculating and maintaining the Euro STOXX 50 Index. The Tokyo
                                 Stock Exchange, the publisher of the TOPIX
                                 Index, is responsible for calculating and maintaining the TOPIX Index. SWX Swiss
                                 Exchange, the publisher of the Swiss Market
                                 Index, is responsible for calculating and maintaining the Swiss Market Index. The S&P
                                 Australian Index Committee, the publisher of the S&P/ASX 200 Index, is responsible for calculating and maintaining the S&P/ASX 200
                                 Index. Dextel Findata AB Stockholm, the
                                 publisher of the OMX Index, is responsible for calculating and maintaining the OMX Index. HSI
                                 Services Limited, the publisher of the Hang
                                 Seng Index, is responsible for calculating and maintaining the Hang Seng Index.

                                 The publisher of any of the basket indices can add, delete or substitute the stocks underlying the basket index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the basket indices. Any of these actions could adversely affect the value of the securities.

                                 The publisher of any of the basket indices may discontinue or suspend calculation or publication of any of the basket indices at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, on the index valuation date the final basket value will be an amount based on the closing prices of the remaining basket indices and the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the index closing value last in effect prior to discontinuance of the applicable basket index.

There are risks associated       The underlying stocks that constitute the
with investments in              basket indices have been issued by companies
securities indexed to the        in various foreign countries. Investments in
value of foreign equity          securities indexed to the value of foreign
securities                       equity securities involve risks associated with
                                 the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange
                                 Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

                                 The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The economic interests of        The economic interests of the calculation agent
the calculation agent and        and other of our affiliates are potentially
other of our affiliates are      adverse to your interests as an investor in
potentially adverse to           the securities.
your interests
                                 As calculation agent, MS & Co. has determined the initial basket value and will determine the final basket value and calculate the basket performance factor and payment at maturity you will receive. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of a basket index, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                 "Description of Securities--Market Disruption
                                 Event" and "--Discontinuance of a Basket Index;
                                 Alteration of Method of Calculation."

                                 The original issue price of the securities includes the agent's commissions and certain costs of hedging our obligations under the securities. The subsidiaries through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading              MS & Co. and other affiliates of ours will
activity by the                  carry out hedging activities related to the
calculation agent and            securities (and possibly to other instruments
its affiliates                   linked to the basket indices or their
could potentially adversely      component stocks), including trading in the
affect the values of             stocks underlying the basket indices as well
the basket indices               as in other instruments related to the basket
                                 indices. MS & Co. and some of our other
                                 subsidiaries also trade the stocks underlying the basket indices and other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the securities for initial sale to the public could potentially increase the initial basket value and, as a result, could increase the values at which the basket indices must close on the index valuation date before you receive a payment at maturity that is equal to or exceeds the principal amount on the securities.

Tax treatment                    You should also consider the U.S. federal
                                 income tax consequences of investing in the securities. An investment in a security should be treated as an investment in a single financial contract with respect to the basket for U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of
                                 Securities--United States Federal Income
                                 Taxation." Under this treatment, if you are a U.S. taxable investor, you should not be required to accrue any income during the term of a security; but you should recognize capital gain or loss at maturity or upon a sale, exchange, redemption or other disposition of the security in an amount equal to the difference between the amount realized and your tax basis in the security. However, due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, this characterization and treatment. If the IRS were successful in asserting an alternative characterization or treatment, the timing and character of income thereon would be significantly affected. Please read carefully the section of this pricing supplement called
                                 "Description of Securities--United States
                                 Federal Income Taxation."


                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Securities--United States Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the securities, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                            DESCRIPTION OF SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Securities" refers to each $10 principal amount of our Performance Enhanced Index-Linked Securities due May 30, 2008, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of a Basket of Seven Indices. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount.......      $

Original Issue Date
(Settlement Date)................                 , 2005

Maturity Date....................      May 30, 2008, subject to extension in
                                       accordance with the following paragraph
                                       in the event of a Market Disruption Event on the Index Valuation Date.

                                       If, due to a Market Disruption Event or
                                       otherwise, the Index Valuation Date with respect to any Basket Index is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the latest Index Valuation Date with respect to any Basket Index so postponed. See "--Index Valuation Date" below.

Issue Price......................      $10 per Security

Denominations....................      $10 and integral multiples thereof

CUSIP Number.....................

Interest Rate....................      None

Specified Currency...............      U.S. dollars

Payment at Maturity..............      At maturity, upon delivery of the
                                       Securities to the Trustee, we will pay
                                       with respect to the $10 principal amount of each Security an amount in cash equal to:

                                             (i) if the Basket Performance
                                          Factor is greater than 1.0, $10 plus
                                          the product of (a) $10 times (b) the
                                          Basket Performance Factor minus 1.0
                                          times (c) the Leverage Factor, subject
                                          to the Maximum Payment at Maturity;

                                             (ii) if the Basket Performance
                                          Factor is less than or equal to 1.0
                                          but greater than or equal to the
                                          Protection Threshold, $10; or

                                             (iii) if the Basket Performance
                                          Factor is less than the Protection
                                          Threshold, $10 minus the product of
                                          (x) $10 times (y) the Reduction
                                          Multiple times (z) the Protection
                                          Threshold minus the Basket Performance
                                          Factor.

                                       In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.

                                       We shall, or shall cause the Calculation
                                       Agent to, (i) provide written notice to
                                       the Trustee and to the Depositary, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each Security, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Security or Certificated Security" below, and see "The Depositary" in the accompanying prospectus supplement.

Basket Performance Factor........      A fraction, the numerator of which is
                                       the Final Basket Value and the
                                       denominator of which is 10.

Leverage Factor..................      200%

Maximum Payment at Maturity......      $     .  The Maximum Payment at Maturity
                                       will be determined on the day we price
                                       the Securities for initial sale to the
                                       public.

Protection Threshold.............      .8 (corresponds to a Final Basket Value
                                       that is 80% of the Initial Basket Value)

Reduction Multiple...............      1.25

Basket...........................      The Basket is initially composed of the
                                       Basket Indices set forth in the table
                                       under "--Basket Indices" below, and
                                       consists of a fractional value of each
                                       Basket Index equal to the Multiplier with respect to such Basket Index. On the day we price the Securities for initial sale to the public, the Multiplier for each Basket Index will be calculated so that the Basket will be weighted among the Basket Indices as set forth in the table under "--Basket Indices" below, based on the Index Closing Values of each of the Basket Indices.

Basket Indices...................      The Basket Indices are the indices set
                                       forth in the table below. The table also indicates the ticker symbol for each of the Basket Indices, the percentage of the Initial Basket Value represented by each of the indices contained in the Basket, the Index Closing Values of each of the Basket Indices used to calculate its Multiplier and the Multiplier for each of the Basket Indices.

                                                                               Percentage Weight
                                                                      Ticker   of Initial Basket  Initial Index
                                       Basket Index                   Symbol         Value        Closing Values   Multiplier
                                       ------------                   ------   -----------------  --------------   ----------
                                       FTSE 100 Index                  UKX           29.6%
                                       Dow Jones EURO STOXX 50 Index   SX5E          27.3%
                                       TOPIX Index                     TPX           24.7%
                                       Swiss Market Index              SMI            7.7%
                                       S&P/ASX 200 Index               AS51           6.0%
                                       OMX Index                       OMX            2.8%
                                       Hang Seng Index                 HSI            1.9%

                                       In this pricing supplement references to Basket Indices will include any Successor Indices (as defined under "--

                                       Discontinuance of a Basket Index;
                                       Alteration of Method of Calculation"
                                       below), unless the context requires
                                       otherwise.

Index Closing Values.............      The Index Closing Value with respect to
                                       any Basket Index on any Trading Day will equal the closing value of that Basket
                                       Index or any Successor Index (as defined under "--Discontinuance of a Basket
                                       Index; Alteration of Method of
                                       Calculation" below) published at the
                                       regular weekday close of trading on that Trading Day. In certain circumstances, the Index Closing Value for a Basket
                                       Index will be based on the alternate
                                       calculation of the Basket Index described under "--Discontinuance of a Basket
                                       Index; Alteration of Method of
                                       Calculation."

Multipliers......................      The Multipliers for each of the Basket
                                       Indices is set forth in the table under
                                       "--Basket Indices" above and will remain constant for the term of the Securities.
                                       The Multipliers for each of the Basket
                                       Indices will be calculated on the day we price the securities for initial sale to the public so that the Initial Basket
                                       Value will be 10.

Initial Basket Value.............      10

Final Basket Value...............      The Final Basket Value equals the sum of
                                       the products of the Index Closing Values and the Multipliers for each Basket Index on the respective Index Valuation Date for such Basket Index, each determined as of such date by the Calculation Agent. In certain circumstances, the Final Basket
                                       Value will be based on the alternate
                                       calculation of the Basket Indices
                                       described under "--Discontinuance of a
                                       Basket Index; Alteration of Method of
                                       Calculation."

Index Valuation Date.............      May 28, 2008; provided that if May 28,
                                       2008 is not a Trading Day or if there is a Market Disruption Event with respect to any Basket Index on such day, the Index
                                       Valuation Date for such Basket Index will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred.

Trading Day......................      A day, as determined by the Calculation
                                       Agent, on which trading is generally
                                       conducted on the NYSE, the AMEX, the
                                       Nasdaq National Market, the Chicago
                                       Mercantile Exchange and the Chicago Board of Options Exchange, in the over-the-counter market for equity securities in the United States and on the Relevant Exchange(s) for securities underlying the applicable Basket Index.

Book Entry Security or
Certificated Security............      Book Entry. The Securities will be issued
                                       in the form of one or more fully
                                       registered global securities which will
                                       be deposited with, or on behalf of, DTC
                                       and will be registered in the name of a
                                       nominee of DTC. DTC's nominee will be the only registered holder of the Securities.
                                       Your beneficial interest in the
                                       Securities will be evidenced solely by
                                       entries on the books of the securities
                                       intermediary acting on your behalf as a
                                       direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry securities, please read

                                       "The Depositary" in the accompanying
                                       prospectus supplement and "Form of
                                       Securities--Global Securities--Registered
                                       Global Securities" in the accompanying
                                       prospectus.

Senior Note or Subordinated Note.      Senior

Trustee..........................      JPMorgan Chase Bank, N.A. (formerly known
                                       as JPMorgan Chase Bank)

Agent............................      MS & Co.

Calculation Agent................      MS & Co.

                                       All determinations made by the
                                       Calculation Agent will be at the sole
                                       discretion of the Calculation Agent and
                                       will, in the absence of manifest error,
                                       be conclusive for all purposes and
                                       binding on you, the Trustee and us.

                                       All calculations with respect to the
                                       Index Closing Values on the Index
                                       Valuation Date, the Final Basket Value,
                                       the Basket Performance Factor and the
                                       Payment at Maturity will be made by the
                                       Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .8765453215 would be rounded to .87654322); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

                                       Because the Calculation Agent is our
                                       affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Index Closing Values, the Final Basket Value, the Basket Performance Factor and the Payment at Maturity or whether a Market Disruption Event has occurred. See "--Market Disruption Event" above and "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event..........      Market Disruption Event means, with
                                       respect to any Basket Index:

                                             (i) the occurrence or existence of
                                          a suspension, absence or material
                                          limitation of trading of stocks then
                                          constituting 20 percent or more of the
                                          level of such Basket Index (or the
                                          Successor Index) on the Relevant
                                          Exchange(s) for such securities for
                                          more than two hours of trading or
                                          during the one-half hour period
                                          preceding the close of the principal
                                          trading session on such Relevant
                                          Exchange(s); or a breakdown or failure
                                          in the price and trade reporting
                                          systems of any Relevant Exchange as a
                                          result of which the reported
                                          trading prices for stocks then
                                          constituting 20 percent or more of the
                                          level of such Basket Index (or the
                                          Successor Index) during the last
                                          one-half hour preceding the close of
                                          the principal trading session on such
                                          Relevant Exchange(s) are materially
                                          inaccurate; or the suspension,
                                          material limitation or absence of
                                          trading on any major securities market
                                          for trading in futures or options
                                          contracts or exchange traded funds
                                          related to such Basket Index (or the
                                          Successor Index) for more than two
                                          hours of trading or during the
                                          one-half hour period preceding the
                                          close of the principal trading session
                                          on such market, in each case as
                                          determined by the Calculation Agent in
                                          its sole discretion; and

                                             (ii) a determination by the
                                          Calculation Agent in its sole
                                          discretion that any event described in
                                          clause (i) above materially interfered
                                          with our ability or the ability of any
                                          of our affiliates to unwind or adjust
                                          all or a material portion of the hedge
                                          position in such Basket Index with
                                          respect to the Securities.

                                       For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in a Basket Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such Basket Index shall be based on a comparison of
                                       (x) the portion of the value of such
                                       Basket Index attributable to that
                                       security relative to (y) the overall
                                       value of such Basket Index, in each case immediately before that suspension or limitation.

                                       For purposes of determining whether a
                                       Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on a Basket Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to a Basket Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to a Basket Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange................      Relevant Exchange means the primary
                                       exchange or market of trading for any
                                       security then included in any Basket
                                       Index or any Successor Index.

Alternate Exchange Calculation
   in Case of an Event of
   Default.......................      In case an event of default with respect
                                       to the Securities shall have occurred and be continuing, the amount declared due and payable per Security upon any acceleration of the Securities shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as though the Index Closing Values for the Index
                                       Valuation Date were the Index Closing
                                       Values on the date of acceleration.

                                       If the maturity of the Securities is
                                       accelerated because of an event of
                                       default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Discontinuance of a Basket
   Index; Alteration of
   Method of Calculation.........      If the publication of any Basket Index is
                                       discontinued and a successor or
                                       substitute index that MS & Co., as the
                                       Calculation Agent, determines, in its
                                       sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a "Successor
                                       Index") is published, then any subsequent
                                       Index Closing Value, will be determined
                                       by reference to the value of such
                                       Successor Index at the regular official
                                       weekday close of the principal trading
                                       session of the Relevant Exchange or
                                       market for the Successor Index on the
                                       date that any Index Closing Value is to
                                       be determined.

                                       Upon any selection by the Calculation
                                       Agent of a Successor Index, the
                                       Calculation Agent will cause written
                                       notice thereof to be furnished to the
                                       Trustee, to Morgan Stanley and to DTC, as holder of the Securities, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                       If the publication of a Basket Index is
                                       discontinued prior to, and such
                                       discontinuance is continuing on, the date that any Index Closing Value is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the relevant Index Closing Value for such date in accordance with the formula for calculating such Basket Index last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such Basket Index on the Relevant

                                       Exchange. Notwithstanding these
                                       alternative arrangements, discontinuance of the publication of any of the Basket Indices may adversely affect the value of the Securities.

                                       If at any time the method of calculating a Basket Index or a Successor Index, or the value thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such Basket Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Value for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such Basket Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Final Basket Value with reference to such Basket Index or such Successor Index, as adjusted.
                                       Accordingly, if the method of calculating such Basket Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such Basket Index or such Successor Index as if it had not been modified (i.e., as if such split had not occurred).

The Basket Indices ..............      We have derived all information regarding
                                       the Basket Indices contained in this
                                       pricing supplement, including their
                                       method of calculation, from publicly
                                       available sources, including the websites of the various index publishers and other sources we believe to be reliable. We make no representation or warranty as to the accuracy or completeness of such information, nor do we incorporate any such information into this pricing supplement.

The FTSE Index...................      The FTSE 100 Index is calculated,
                                       published and disseminated by FTSE
                                       International Limited ("FTSE"), a company owned equally by the London Stock
                                       Exchange Plc (the "LSE") and the
                                       Financial Times Limited (the "FT"), in
                                       association with the Institute and the
                                       Faculty of Actuaries. The FTSE 100 was
                                       first calculated on January 3, 1984 with an initial base level Index value of 1000 points. Publication of the FTSE 100 Index began in February 1984. Real-time FTSE indices are calculated on systems managed by Reuters. Prices and FX rates used are supplied by Reuters.

                                       Composition and Maintenance

                                       The FTSE 100 Index is a free float
                                       weighted index which measures the
                                       composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. The 100 stocks included in the FTSE 100 Index (the "FTSE Underlying Stocks") are selected from a reference group of stocks trading on the LSE which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value.

                                       FTSE, the publisher of the FTSE 100
                                       Index, is responsible for calculating,
                                       publishing and disseminating the FTSE 100
                                       Index. The FTSE 100 Index is overseen by the FTSE's EMEA (Europe, Middle East and Africa) Committee ("EMEA"), made up of independent senior industry representatives, which is responsible for the Index review process.

                                       FTSE can add, delete or substitute the
                                       stocks underlying the FTSE 100 Index or
                                       make other methodological changes that
                                       could change the value of the FTSE 100
                                       Index. FTSE may discontinue or suspend
                                       calculation or dissemination of the FTSE
                                       100 Index. Constituents of the FTSE 100
                                       Index are reviewed quarterly in March,
                                       June, September and December, by an index steering committee of the LSE, in order to maintain continuity in the level. FTSE prepares information regarding possible companies to be included or excluded from the FTSE 100 Index using the close of business figures from the Tuesday before a review. The review is then presented to the Committee for approval.

                                       Changes to the constituents can be
                                       prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

                                       Index Calculation

                                       The FTSE 100 Index is calculated by: (i)
                                       multiplying the per share price of each
                                       stock included in the FTSE 100 Index by
                                       the number of outstanding shares; (ii)
                                       calculating the sum of all these products
                                       (such sum, the "FTSE Aggregate Market
                                       Value") as of the starting date of the
                                       FTSE 100 Index; (iii) dividing the FTSE
                                       Aggregate Market Value by a divisor which
                                       represents the FTSE Aggregate Market
                                       Value on the base date of the FTSE 100
                                       Index and which can be adjusted to allow
                                       changes in the issued share capital of
                                       individual underlying stocks including
                                       the deletion and addition of stocks, the
                                       substitution of stocks, stock dividends
                                       and stock splits to be made without
                                       distorting the FTSE 100 Index; and (iv)
                                       multiplying the result by 1000.

                                       All rights to the FTSE 100 Index are
                                       owned by the FTSE, the publisher of the
                                       FTSE 100 Index. Morgan Stanley, the
                                       Calculation

                                       Agent and the Trustee disclaim all
                                       responsibility for the calculation or
                                       other maintenance of or any adjustments
                                       to the FTSE 100 Index. In addition, none of the LSE, the Financial Times and FTSE has any relationship to Morgan Stanley or the Securities. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the Securities, or has any obligation or liability in connection with the administration, marketing or trading of the Securities or with the calculation of the Payment at Maturity.

                                       These Securities are not in any way
                                       sponsored, endorsed, sold or promoted by FTSE or by the LSE or by the FT and neither FTSE or the LSE or the FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated solely by FTSE. However, neither FTSE or Exchange or the FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE or the LSE or the FT shall be under any obligation to advise any person of any error therein.

                                       "FTSE(TM)" and FTSE 100 Index(TM) are
                                       trademarks of the LSE and the FT and are used by FTSE under licence.

The Dow Jones EURO STOXX
   50 Index......................      The Dow Jones EURO STOXX 50 Index, which
                                       we refer to as the Euro STOXX 50 Index,
                                       was created by STOXX Limited, a joint
                                       venture between Deutsche Boerse AG, Dow
                                       Jones & Company and SWX Swiss Exchange.
                                       Publication of the Euro STOXX 50 Index
                                       began on February 26, 1998, based on an
                                       initial Index value of 1000 at December
                                       31, 1991. The Euro STOXX 50 Index is
                                       published in The Wall Street Journal.

                                       Composition and Maintenance

                                       The Euro STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard. Set forth below are the country weightings and industrial sector weightings of the securities currently included in the Euro STOXX 50 Index as of December 30, 2004:

                                       Country Weightings             Industrial Sector
                                       ------------------------       ----------------------------------
                                       Weightings France   31.3%      Banks                        20.8%
                                       Germany             22.6%      Oil & Gas                    16.2%
                                       The Netherlands     17.2%      Telecommunication            12.1%
                                       Spain               13.8%      Insurance                    10.6%
                                       Italy               11.6%      Utilities                     9.0%
                                       Finland              3.5%      Technology                    6.2%
                                                                      Chemicals                     4.0%
                                                                      Healthcare                    3.8%
                                                                      Personal & Household          3.7%
                                                                      Goods

                                       Country Weightings             Industrial Sector
                                       ------------------------       ----------------------------------
                                                                      Industrial Goods & Services   3.4%
                                                                      Food & Beverage               2.9%
                                                                      Retail                        1.9%
                                                                      Automobiles & Parts           1.9%
                                                                      Construction & Materials      1.8%
                                                                      Media                         1.6%

                                       The composition of the Euro STOXX 50
                                       Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Euro STOXX 50 Index are made to ensure that the Euro STOXX 50 Index includes the 50 market sector leaders from within the Euro STOXX Index.

                                       The free float factors for each component stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

                                       The Euro STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

                                       Index Calculation

                                       The Euro STOXX 50 Index is calculated
                                       with the "Laspeyres formula," which
                                       measures the aggregate price changes in
                                       the component stocks against a fixed base quantity weight. The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:


                                                 free float market capitalization of the
                                                 Euro STOXX 50 Index
                                         Index = -------------------------=---------------------- x 1000
                                                 adjusted base date market capitalization of the
                                                 Euro STOXX 50 Index

                                       The "free float market capitalization of the Euro STOXX 50 Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Euro STOXX 50 Index is being calculated.

                                       The Euro STOXX 50 Index is also subject
                                       to a divisor, which is adjusted to
                                       maintain the continuity of the Euro STOXX
                                       50 Index values across changes due to
                                       corporate actions. The following is a
                                       summary of the adjustments to any
                                       component stock made for corporate
                                       actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive "B" number of shares for every "A" share held (where applicable).

                                       (1) Split and reverse split:

                                           Adjusted price = closing price * A/B

                                           New number of shares = old number of shares * B / A

                                           Divisor:  no change

                                       (2) Rights offering:

                                           Adjusted price = (closing price * A + subscription price * B) / (A + B)

                                           New number of shares = old number of shares * (A + B) / A

                                           Divisor:  increases

                                       (3) Stock dividend:

                                           Adjusted price = closing price * A / (A + B)

                                           New number of shares = old number of shares * (A + B) / A

                                           Divisor:  no change

                                       (4) Stock dividend of another company:

                                           Adjusted price =      (closing price * A - price of other company * B) / A

                                           Divisor:  decreases

                                       (5) Return of capital and share consideration:

                                           Adjusted price =      (closing price - dividend announced by company *
                                                                 (1-withholding tax)) * A / B

                                           New number of shares = old number of shares * B / A

                                           Divisor:  decreases

                                       (6) Repurchase shares / self tender:

                                           Adjusted price =       ((price before tender * old number of shares) - (tender price *
                                                                  number of tendered shares)) / (old number of shares - number of tendered shares)

                                           New number of shares = old number of shares - number of tendered shares

                                           Divisor:  decreases

                                       (7) Spin-off:

                                           Adjusted price = (closing price * A - of spun-off shares * B) / A

                                           Divisor:  decreases

                                       (8) Combination stock distribution or split) and rights offering:

                                           For this corporate action, the following additional assumptions apply:

                                              o Shareholders receive B new
                                              shares from the distribution and C
                                              new shares from the rights
                                              offering for every A shares held

                                              o If A is not equal to one share,
                                              all the following "new number of
                                              shares" formulae need to be divided
                                              by A:

                                           - If rights are applicable after stock distribution (one action applicable to other):

                                           Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) /
                                                            ((A + B) * ( 1 + C / A))

                                           New number of shares = old number of * ((A + B) * (1 + C / A)) / A

                                           Divisor:  increases

                                           - If stock distribution is applicable
                                           after rights (one action applicable to other):

                                           Adjusted price = (closing price * A + price * C) / ((A + C) * (1 + B / A))

                                           New number of shares = old number of shares * ((A + C) * (1 + B / A))

                                           Divisor:  increases

                                           - Stock distribution and rights (neither action is applicable to the other):

                                           Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

                                           New number of shares = old number of shares * (A + B +C) / A

                                           Divisor:  increases


The TOPIX Index..................      The Tokyo Stock Price Index, which we
                                       refer to as the TOPIX Index, was
                                       developed by the Tokyo Stock Exchange,
                                       Inc. ("TSE"). Publication of the TOPIX
                                       Index began on July 1, 1969, based on an initial Index value of 100 at January 4, 1968, which was reset at 1000 on April 1, 1998. The TOPIX Index is computed and published every 60 seconds via TSE's
                                       Market Information System, and is
                                       reported to securities companies across
                                       Japan and available worldwide through
                                       computerized information networks.

                                       Composition and Maintenance

                                       The component stocks of the TOPIX Index
                                       consist of all common domestic stocks
                                       listed on the First Section of the TSE
                                       which have an accumulative length of
                                       listing and OTC registration of at least six months. The TOPIX Index measures changes in the aggregate market value of these stocks. The TSE domestic stock market is divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE are divided between the these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies. The component stocks of the TOPIX Index are determined based on market capitalization and liquidity. Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

                                       The TOPIX Index is a weighted index, with the market price of each component stock multiplied by the number of shares listed. The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First
                                       Section if they satisfy applicable
                                       criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section. As of April 28, 2005, stocks of 1,676 companies were assigned to the First Section of the TSE and stocks of 526 companies were assigned to the Second Section.

                                       Index Calculation

                                       The TOPIX Index is not expressed in
                                       Japanese Yen, but is presented in terms
                                       of points (as a decimal figure) rounded
                                       off to the nearest one-hundredth. The
                                       TOPIX Index is calculated by multiplying
                                       1000 by the figure obtained by dividing
                                       the current market value (the current
                                       market price per share are the time of
                                       the index calculation multiplied by the
                                       number of common shares listed on the
                                       First Section of the TSE at the same
                                       instance) (the "TOPIX Aggregate Market
                                       Value") by the base market value (i.e.,
                                       the TOPIX Aggregate Current Market Value on the base date) (the "TOPIX Base Aggregate Market Value").

                                       The calculation of the TOPIX Index can be represented by the following formula:

                                                  TOPIX Aggregate Market Value
                                       Index  = --------------------------------- x 1000
                                                TOPIX Base Aggregate Market Value

                                       In order to maintain continuity, the
                                       TOPIX Base Aggregate Market Value is
                                       adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index. Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section to the Second Section of the TSE.

                                       The formula for the adjustment is as
                                       follows:

                                       Old TOPIX Aggregate Market Value           New TOPIX Aggregate Market Value
                                       -------------------------------------  =   -------------------------------------
                                       Old TOPIX Base Aggregate Market Value      New TOPIX Base Aggregate Market Value


                                       Therefore,

                                       New TOPIX Base Aggregate           Old TOPIX Base Aggregate Market Value x  New
                                       Market Value               =       TOPIX Aggregate Market Value
                                                                          --------------------------------------------
                                                                          Old TOPIX Aggregate Market Value

                                       The TOPIX Base Aggregate Market Value
                                       remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the TOPIX Aggregate Market Value or any stock underlying the TOPIX Index, the TOPIX Base Aggregate Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

                                       No adjustment is made to the TOPIX Base
                                       Aggregate Market Value, however, in the
                                       case of events such as stock splits and
                                       decreases in paid in capital, which
                                       theoretically do not affect market
                                       capitalization because the new stock
                                       price multiplied by the increased (or
                                       decreased) number of shares is the same
                                       as the old stock price multiplied by the old number of shares.

The Swiss Market Index............     The Swiss Market Index, which we refer to
                                       as the SMI, was introduced on June 30,
                                       1988 with a baseline value of 1500 points at that date. The SMI is updated in real time after each transaction and published every three seconds.

                                       Composition and Maintenance

                                       The SMI is made up of a maximum of 30 of the largest, most liquid Swiss stocks of the Swiss Performance Index ("SPI") large and mid-cap stocks traded on the Electronic Bourse system. The SMI includes stocks from the Zurich, Geneva and Basle stock exchanges. As of December 31, 2004, the SMI was composed of 27 stocks. The SMI stocks are weighted within the SMI according to their free float market capitalization, and the SMI contains around 90% of the entire free float market capitalization of the Swiss equity market.

                                       The composition of SMI is reviewed
                                       annually, and in order to ensure a high
                                       degree of continuity in the composition
                                       of the SMI, the component stocks are
                                       subject to a special procedure for adding them to the SMI or removing them based on free float market capitalization and liquidity. The resulting adjustments to the index are made regularly once a year. The composition of the SMI is usually changed on January 1 or July 1 after an advance notice of at least six months.

                                       Index Calculation

                                       The SMI is calculated according to the
                                       "Laspeyres formula" using a weighted
                                       arithmetic mean over a defined selection of securities. The current index level is calculated by dividing the sum of the market capitalizations of the securities contained in the index by the divisor.


The S&P/ASX 200 Index.............     The S&P/ASX 200 Index, which we refer to
                                       as the ASX 200 Index, is Australia's
                                       premier large capitalization tradeable
                                       equity index, and is Australia's
                                       institutional benchmark. The ASX 200
                                       Index was introduced in April 2000 and is maintained by the S&P Australian Index
                                       Committee (the "ASX Committee"), a team
                                       of
                                       representatives from both Standard and
                                       Poor's and the Australian Stock Exchange.

                                       Composition and Maintenance

                                       The S&P/ASX 200 is composed of the
                                       S&P/ASX 100 stocks plus an additional 100 stocks selected by the ASX Committee. As at December 31, 2003, the S&P/ASX 200 represented approximately 78% of the total market capitalization of the Australian market. The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

                                       The S&P/ASX 200 Index weights companies
                                       according to the Global Industry
                                       Classification Standard (GICS(R))(SM),
                                       which creates uniform ground rules for
                                       replicable, custom-tailored,
                                       industry-focused portfolios. It also
                                       enables meaningful comparisons of sectors and industries across regions. Sector indices are available for the S&P/ASX 200 Index. Global Industry Classification Standard (GICS)(SM) and GICS(SM) are service marks of Standard and Poor's and Morgan Stanley Capital International Inc.; and GICS(R) is a trademark of Standard & Poor's and Morgan Stanley Capital International Inc.

                                       Index Calculation

                                       The ASX 200 Index has a base value of
                                       3000. Calculation for the ASX 200 Index
                                       is based on stock prices taken from the
                                       ASX. The official daily index closing
                                       values for price and accumulation
                                       indices, are calculated after the market closes and are based on the last traded price for each constituent.

The OMX Index.....................     The Stockholm 30 Index, which we refer to
                                       as the OMX, was developed with a base
                                       level of 125 as of September 30, 1996.
                                       Effective on April 27, 1998 there was a
                                       4-1 split of the index value, taking it
                                       to 500. The OMX is calculated every five minutes by Dextel Findata AB Stockholm
                                       ("Findata") for OB Gruppen AB, the owner of the OMX, and is disseminated continuously on Bloomberg Financial
                                       Markets and Reuters.

                                       Composition and Maintenance

                                       The OMX is a market-capitalization-
                                       weighted index which measures the
                                       composite price performance of the 30
                                       most actively traded stocks listed on
                                       the Stockholm Stock Exchange (the
                                       "SSE").

                                       The OMX Underlying Stocks are selected
                                       and revised from the stocks listed on the SSE. The OMX Underlying Stocks are those with the largest volume of trading during the six-month period beginning seven months prior to the beginning of the calendar half-year (the "Control Period"). Thus, the Control Period for the second half of a given year is the six-month period ending in May that same year.

                                       The OMX is reviewed semiannually by
                                       Findata in order to maintain its
                                       representative status as a reflection of the most actively traded Swedish stocks.

                                       Index Calculation

                                       Free float shares are used in the OMX
                                       calculation. The OMX is calculated by:
                                       (i) multiplying, for each of the 30
                                       stocks included in the OMX, the current
                                       market price per share by the number of
                                       shares as determined by Findata; (ii)
                                       calculating the sum of the products (the
                                       "OMX Aggregate Market Value"); (iii)
                                       dividing the OMX Aggregate Market Value
                                       by the previous day's OMX Aggregate
                                       Market Value (i.e., the OMX Aggregate
                                       Market Value from the close of the
                                       previous day adjusted for any increase or
                                       decrease in the share capital of an OMX
                                       Underlying Stock, or any comparable
                                       event; and (iv) multiplying the result by
                                       the previous day's closing price index.
                                       No adjustment is made for dividends.

The Hang Seng Index...............     The Hang Seng Index, which we refer to as
                                       the HSI, is complied, published and
                                       managed by HSI Services Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969.

                                       Composition and Maintenance

                                       The HSI is a market capitalization
                                       weighted stock market index in the Stock
                                       Exchange of Hong Kong Ltd. (the "SEHK")
                                       consisting of 33 constituent stocks that account for about 70% of the total market capitalization of all stocks listed on the SEHK.

                                       Constituent stocks of the HSI are
                                       selected by a rigorous process of
                                       detailed analysis, supported by extensive external consultations. To be eligible for selection, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all ordinary shares listed on the SEHK (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); (3) should normally have a listing history of 24 months; and (4) should not be a foreign company as defined by the SEHK. From the many eligible candidates, final selections are based on the following:
                                       (1) the market capitalization and
                                       turnover rankings of the companies; (2)
                                       the representation of the sub-sectors
                                       within the Hang Seng Index directly
                                       reflecting that of the market; and (3)
                                       the financial performance of the
                                       companies.

                                       The Hang Seng Index is denominated in
                                       dollars and, as a result, the
                                       contribution to the value of the index
                                       basket by the Hang Seng Index and the
                                       dividends paid by the stocks included in that index will be affected by changes in the exchange rate between the United States dollars and the Hong Kong dollar.

                                       Index Calculation

                                       The HSI base index and the base day are
                                       100 and 31 July, 1964 respectively. The
                                       formula for calculating the HSI value can be expressed as follows:

                                                Today's Current Aggregate Market
                                                Capitalization of Constituent       x  Yesterday's Closing Index Stocks
                                       Index =  ------------------------------------
                                                Yesterday's Closing Aggregate Market
                                                Capitalization of Constituent Stocks

Historical Information...........      The following tables set forth the
                                       published high and low Index Closing
                                       Values for each of the Basket Indices
                                       during 2000, 2001, 2002, 2003, 2004 and
                                       during 2005 through April 27, 2005. We
                                       obtained the information in the tables
                                       below from Bloomberg Financial Markets,
                                       and we believe such information to be
                                       accurate.

                                       The historical prices of the Basket
                                       Indices should not be taken as an
                                       indication of future performance, and no assurance can be given as to the level of the Basket Indices on the Index Valuation Date. The Final Basket Value may be lower than the Protection Threshold, in which case you will receive less than the $10 principal amount of the Securities at maturity. We cannot give you any assurance that the Initial Basket Value will increase so that at maturity you receive a payment in excess of the principal amount of Securities. Nor can we give you any assurance that the Final Basket Value will not increase beyond % of the Initial Basket Value, in which case you will only receive the Maximum Payment at Maturity. Because your return is linked to the value of the Basket Indices at maturity, there is no guaranteed return of principal.

                                       If the Final Basket Value is less than
                                       80% of the Initial Basket Value, you will lose money on your investment.

                                                     FTSE 100 Index                High         Low        Period End
                                                     --------------                ----         ---        ----------
                                       2000
                                       First Quarter.........................      6930.2       6005.2       6540.2
                                       Second Quarter........................      6626.4       5994.6       6312.7
                                       Third Quarter.........................      6798.1       6199.2       6294.2
                                       Fourth Quarter........................      6477.4       6097.5       6222.5

                                       2001
                                       First Quarter.........................      6334.5       5314.8       5633.7
                                       Second Quarter........................      5976.6       5463.1       5642.5
                                       Third Quarter.........................      5716.7       4433.7       4903.4
                                       Fourth Quarter........................      5369.8       4785.6       5217.4

                                       2002
                                       First Quarter.........................      5323.8       5024.1       5271.8
                                       Second Quarter........................      5271.8         4531       4656.4
                                       Third Quarter.........................      4685.8       3671.1       3721.8
                                       Fourth Quarter........................        4190       3730.5       3940.4

                                       2003
                                       First Quarter.........................      4009.5         3287       3613.3
                                       Second Quarter........................        4207       3684.8       4031.2
                                       Third Quarter.........................      4314.7       3963.9       4091.3
                                       Fourth Quarter........................      4476.9       4169.2       4476.9

                                       2004
                                       First Quarter.........................      4559.1       4309.4       4385.7
                                       Second Quarter........................      4575.7       4395.2       4464.1

                                                     FTSE 100 Index                High         Low        Period End
                                                     --------------                ----         ---        ----------
                                       Third Quarter.........................      4608.4         4287       4570.8
                                       Fourth Quarter........................      4820.1       4564.5       4814.3

                                       2005
                                       First Quarter.........................      5060.8       4783.6       4894.4
                                       Second Quarter (through April 27,
                                           2005).............................      4983.6       4789.4       4789.4


                                                  Euro STOXX 50 Index              High         Low        Period End
                                                  -------------------              ----         ---        ----------
                                       2000
                                       First Quarter.........................       5464.43     4500.69      5249.55
                                       Second Quarter........................       5434.81     4903.92      5145.35
                                       Third Quarter.........................       5392.63     4915.18      4915.18
                                       Fourth Quarter........................       5101.40     4614.24      4772.39

                                       2001
                                       First Quarter.........................       4787.45     3891.49      4185.00
                                       Second Quarter........................       4582.07     4039.16      4243.91
                                       Third Quarter.........................       4304.44     2877.68      3296.66
                                       Fourth Quarter........................       3828.76     3208.31      3806.13

                                       2002
                                       First Quarter.........................       3833.09     3430.18      3784.05
                                       Second Quarter........................       3784.05     2928.72      3133.39
                                       Third Quarter.........................       3165.47     2187.22      2204.39
                                       Fourth Quarter........................       2669.89     2150.27      2386.41

                                       2003
                                       First Quarter.........................       2529.86     1849.64      2036.86
                                       Second Quarter........................       2527.44     2067.23      2419.51
                                       Third Quarter.........................       2641.55     2366.86      2395.87
                                       Fourth Quarter........................       2760.66     2434.63      2760.66

                                       2004
                                       First Quarter.........................       2959.71     2702.05      2787.49
                                       Second Quarter........................       2905.88     2659.85      2811.08
                                       Third Quarter.........................       2806.62     2580.04       2726.3
                                       Fourth Quarter........................       2955.11     2734.37      2951.24

                                       2005
                                       First Quarter.........................       3114.54     2924.01      3055.73
                                       Second Quarter (through April 27,
                                           2005).............................       3090.72     2942.62      2942.62


                                                      TOPIX Index                     High        Low       Period End
                                                      -----------                     ----        ---       ----------
                                       2000
                                       First Quarter.........................       1754.78     1558.15      1705.94
                                       Second Quarter........................       1732.45     1504.93      1591.60
                                       Third Quarter.........................       1613.89     1439.43      1470.78
                                       Fourth Quarter........................       1512.20     1255.16      1283.67

                                       2001
                                       First Quarter.........................       1337.63     1161.97      1277.27
                                       Second Quarter........................       1440.97     1254.19      1300.98
                                       Third Quarter.........................       1300.98     990.80       1023.42
                                       Fourth Quarter........................       1107.83     988.98       1032.14

                                       2002
                                       First Quarter.........................       1125.43     922.51       1060.19
                                       Second Quarter........................       1139.43     984.28       1024.89
                                       Third Quarter.........................       1050.14     886.39        921.05
                                       Fourth Quarter........................        903.37     815.74        843.29

                                       2003
                                       First Quarter.........................        865.43     770.62        788.00
                                       Second Quarter........................        904.32     773.10        903.44
                                       Third Quarter.........................       1075.73     915.91       1018.80
                                       Fourth Quarter........................       1105.59     953.19       1043.69

                                       2004
                                       First Quarter.........................       1179.23     1022.61      1179.23

                                                      TOPIX Index                     High        Low       Period End
                                                      -----------                     ----        ---       ----------
                                       Second Quarter........................       1217.87     1053.77      1189.60
                                       Third Quarter.........................       1188.42     1084.64      1102.11
                                       Fourth Quarter........................       1149.63     1073.20      1149.63

                                       2005
                                       First Quarter.........................       1203.26     1132.18      1182.18
                                       Second Quarter (through April 27,
                                           2005).............................       1201.30     1109.49      1130.30


                                                   Swiss Market Index                 High        Low        Period End
                                                   ------------------                 ----        ---        ----------
                                       2000
                                       First Quarter.........................        7570.1      6781.4        7428.1
                                       Second Quarter........................        7938.3      7329.6        7761.6
                                       Third Quarter.........................          8377      7713.3        7713.3
                                       Fourth Quarter........................        8164.8      7586.2        8135.4

                                       2001
                                       First Quarter.........................        8135.4        6574        7167.8
                                       Second Quarter........................        7705.8      6825.4        7240.2
                                       Third Quarter.........................          7316      5110.2        6014.2
                                       Fourth Quarter........................        6605.6      5858.9        6417.8

                                       2002
                                       First Quarter.........................        6655.2      6105.2        6655.2
                                       Second Quarter........................        6694.1      5594.2        5979.7
                                       Third Quarter.........................        6024.2      4561.4          4783
                                       Fourth Quarter........................        5181.9        4435        4630.8

                                       2003
                                       First Quarter.........................        4965.3      3675.4        4085.6
                                       Second Quarter........................        4992.5      4135.5        4813.7
                                       Third Quarter.........................        5422.6      4700.8        5043.5
                                       Fourth Quarter........................        5487.8        5061        5487.8

                                       2004
                                       First Quarter.........................        5934.4        5469        5618.6
                                       Second Quarter........................        5891.2      5589.5        5619.1
                                       Third Quarter.........................        5625.7      5309.8        5465.3
                                       Fourth Quarter........................        5695.2      5309.7        5693.2

                                       2005
                                       First Quarter.........................       6014.58      5669.6        5929.7
                                       Second Quarter (through April 27,
                                           2005).............................       6030.47     5840.55       5840.55


                                                   S&P/ASX 200 Index                  High        Low        Period End
                                                   -----------------                  ----        ---        ----------
                                       2000
                                       First Quarter.........................       3276.4      2999.3        3133.3
                                       Second Quarter........................       3311.2      2943.9        3311.2
                                       Third Quarter.........................       3372.4      3188.6        3298.8
                                       Fourth Quarter........................       3372.9      3185.8        3206.2

                                       2001
                                       First Quarter.........................       3364.3      3145.3        3147.2
                                       Second Quarter........................       3490.3      3147.2        3490.3
                                       Third Quarter.........................       3490.3      2924.6        3049.5
                                       Fourth Quarter........................       3427.1      3098.9        3422.3

                                       2002
                                       First Quarter.........................       3497.6      3384.4        3414.8
                                       Second Quarter........................       3414.8      3179.4          3216
                                       Third Quarter.........................       3258.4      2970.9        2970.9
                                       Fourth Quarter........................       3083.8      2896.6        3007.1

                                       2003
                                       First Quarter.........................         3077      2700.4        2885.2
                                       Second Quarter........................       3112.3      2882.2        3025.8
                                       Third Quarter.........................       3235.3      3028.4        3169.5
                                       Fourth Quarter........................       3303.7      3159.2        3299.8

                                                   S&P/ASX 200 Index                  High        Low        Period End
                                                   -----------------                  ----        ---        ----------
                                       2004
                                       First Quarter.........................       3438.4        3262       3415.3
                                       Second Quarter........................       3554.5      3345.5       3532.9
                                       Third Quarter.........................         3665      3468.3       3665
                                       Fourth Quarter........................       4054.9      3659.6       4050.6

                                       2005
                                       First Quarter.........................       4266.4      4029.9       4109.9
                                       Second Quarter (through April 27,
                                           2005).............................       4165.5      3959.4        4019



                                                       OMX Index                      High        Low       Period End
                                                       ---------                      ----        ---       ----------
                                       2000
                                       First Quarter.........................       539.00      1131.30      1383.66
                                       Second Quarter........................       462.53      1275.73      1315.10
                                       Third Quarter.........................       444.24      1218.17      1218.17
                                       Fourth Quarter........................       243.52      1046.51      1056.11

                                       2001
                                       First Quarter.........................       120.95       825.29       831.77
                                       Second Quarter........................       974.70       790.71       879.73
                                       Third Quarter.........................       896.75       653.62       703.22
                                       Fourth Quarter........................       884.67       693.34       846.49

                                       2002
                                       First Quarter.........................       869.45       747.60       798.61
                                       Second Quarter........................       798.61       567.02       607.90
                                       Third Quarter.........................       610.47       445.65       445.65
                                       Fourth Quarter........................       584.02       421.01        493.2

                                       2003
                                       First Quarter.........................       526.01       432.36       457.78
                                       Second Quarter........................       545.21       461.69       531.46
                                       Third Quarter.........................       615.14       522.32       567.02
                                       Fourth Quarter........................       638.62       570.39       636.29

                                       2004
                                       First Quarter.........................       718.99       635.47       690.28
                                       Second Quarter........................       728.07       651.60       698.13
                                       Third Quarter.........................       709.94       649.36       705.76
                                       Fourth Quarter........................       753.74       686.33       741.88

                                       2005
                                       First Quarter.........................       784.17       727.56       770.39
                                       Second Quarter (through April 27,
                                           2005).............................       796.37       757.05       757.05


                                                    Hang Seng Index                   High         Low      Period End
                                                    ---------------                   ----         ---      ----------
                                       2000
                                       First Quarter.........................      18301.69     15103.04     17406.54
                                       Second Quarter........................      17406.54      13722.7     16155.78
                                       Third Quarter.........................      17920.86     14612.88     15648.98
                                       Fourth Quarter........................      16184.68     13984.39     15095.53

                                       2001
                                       First Quarter.........................      16163.99     12583.36     12760.64
                                       Second Quarter........................      13877.95     12063.71     13042.53
                                       Third Quarter.........................      13207.53       8934.2       9950.7
                                       Fourth Quarter........................      11847.06      9797.54     11397.21

                                       2002
                                       First Quarter.........................      11892.64     10409.68     11032.92
                                       Second Quarter........................      11974.61     10355.92     10598.55
                                       Third Quarter.........................      10843.15      9072.21      9072.21
                                       Fourth Quarter........................      10227.01      8858.69      9321.29

                                       2003
                                       First Quarter.........................       9873.49      8634.45      8634.45
                                       Second Quarter........................      10030.37      8409.01      9577.12
                                       Third Quarter.........................      11295.89      9577.12     11229.87

                                                    Hang Seng Index                   High         Low      Period End
                                                    ---------------                   ----         ---      ----------
                                       Fourth Quarter........................      12594.42     11229.87     12575.94

                                       2004
                                       First Quarter.........................      13928.38     12427.34     12681.67
                                       Second Quarter........................      13031.81     10967.65     12285.75
                                       Third Quarter.........................      13304.48     11932.83     13120.03
                                       Fourth Quarter........................      14266.38      12818.1     14230.14

                                       2005
                                       First Quarter.........................      14237.42     13386.99     13516.88
                                       Second Quarter (through April 27,
                                           2005).............................      13859.58     13355.23     13839.64


Historical Graph.................      The following graph shows the historical
                                       daily values for a basket composed of the Basket Indices, assuming that the
                                       Multipliers had been determined so that
                                       each of the Basket Indices would
                                       represent its proportionate value of the Initial Basket Value of 10 on April 27,
                                       2005. We obtained the information in the chart below from Bloomberg Financial
                                       Markets, without independent
                                       verification. The graph covers the period from January 1, 2000 through April 27,
                                       2005. Because the actual Multipliers for the Basket Indices for the Securities will be set on the day we first price the Securities to the public, they will be different than the Multipliers used in this illustration. As a result, the historical performance of the Basket will be different from the Basket values represented in the graph below. In any event the historical performance of the Basket cannot be taken as an indication of its future performance.

                                       [GRAPHIC OMITTED]

Use of Proceeds and Hedging......      The net proceeds we receive from the sale
                                       of the Securities will be used for
                                       general corporate purposes and, in part, in connection with hedging our obligations under the Securities through one or more of our subsidiaries. The original issue price of the Securities includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                       On or prior to the day we price the
                                       Securities for initial sale to the
                                       public, we, through our subsidiaries or
                                       others, expect to hedge our anticipated
                                       exposure in connection with the
                                       Securities by taking positions in the
                                       stocks underlying the Basket Indices, in futures or options contracts on the Basket Indices or their component securities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of the Basket Indices, and, therefore, the value at which the Basket Indices must close on the Index Valuation Date before you would receive at maturity a payment that exceeds the principal amount of the Securities. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Securities, including on the Index Valuation Date, by purchasing and selling the stocks underlying the Basket Indices, futures or options contracts on the Basket Indices or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Index Valuation Date. We cannot give any assurance that our hedging activities will not affect the value of the Basket Indices and, therefore, adversely affect the value of the Basket Indices on the Index Valuation Date or the payment that you will receive at maturity.

Supplemental Information
   Concerning Plan of
   Distribution..................      Under the terms and subject to conditions
                                       contained in the U.S. distribution
                                       agreement referred to in the prospectus
                                       supplement under "Plan of Distribution,"
                                       the Agent, acting as principal for its
                                       own account, has agreed to purchase, and
                                       we have agreed to sell, the principal
                                       amount of Securities set forth on the
                                       cover of this pricing supplement. The
                                       Agent proposes initially to offer the
                                       Securities directly to the public at the
                                       public offering price set forth on the
                                       cover page of this pricing supplement.
                                       The Agent may allow a concession not in
                                       excess of $ per Security to other
                                       dealers, which may include Morgan Stanley
                                       & Co. International Limited and Bank
                                       Morgan Stanley AG. We expect to deliver
                                       the Securities against payment therefor
                                       in New York, New York on        , 2005.
                                       After the initial offering of the
                                       Securities, the Agent may vary the
                                       offering price and other selling terms
                                       from time to time.

                                       In order to facilitate the offering of
                                       the Securities, the Agent may engage in
                                       transactions that stabilize, maintain or otherwise affect the price of the Securities.
                                       Specifically, the Agent may sell more
                                       Securities than it is obligated to
                                       purchase in connection with the offering, creating a naked short position in the Securities, for its own account. The Agent must close out any naked short position by purchasing the Securities in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Securities or its component stocks in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Securities. See "--Use of Proceeds and Hedging" above.

                                       General

                                       No action has been or will be taken by
                                       us, the Agent or any dealer that would
                                       permit a public offering of the
                                       Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                       The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                       Brazil

                                       The Securities may not be offered or sold to the public in Brazil. Accordingly, the offering of the Securities has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                       Chile

                                       The Securities have not been registered
                                       with the Superintendencia de Valores y
                                       Seguros in Chile and may not be offered
                                       or sold publicly in Chile. No offer,
                                       sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                       Hong Kong

                                       The Securities may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the Securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                       Mexico

                                       The Securities have not been registered
                                       with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                       Singapore

                                       This pricing supplement and the
                                       accompanying prospectus supplement and
                                       prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Securities to the public in Singapore.

ERISA Matters for
   Pension Plans
   and Insurance Companies.......      Each fiduciary of a pension,
                                       profit-sharing or other employee benefit plan subject to the Employee Retirement
                                       Income Security Act of 1974, as amended
                                       ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Securities.
                                       Accordingly, among other factors, the
                                       fiduciary should consider whether the
                                       investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                       In addition, we and certain of our
                                       subsidiaries and affiliates, including MS
                                       & Co. and Morgan Stanley DW Inc.
                                       (formerly Dean Witter Reynolds Inc.)
                                       ("MSDWI"), may be each considered a
                                       "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                       The U.S. Department of Labor has issued
                                       five prohibited transaction class
                                       exemptions ("PTCEs") that may provide
                                       exemptive relief for direct or indirect
                                       prohibited transactions resulting from
                                       the purchase or holding of the
                                       Securities. Those class exemptions are
                                       PTCE 96-23 (for certain transactions
                                       determined by in-house asset managers),
                                       PTCE 95-60 (for certain transactions
                                       involving insurance company general
                                       accounts), PTCE 91-38 (for certain
                                       transactions involving bank collective
                                       investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                       Because we may be considered a party in
                                       interest with respect to many Plans, the Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA of
                                       Section 4975 of the Code or (b) its
                                       purchase, holding and disposition are
                                       eligible for exemptive relief or such
                                       purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                       Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or
                                       84-14.

                                       Purchasers of the Securities have
                                       exclusive responsibility for ensuring
                                       that their purchase, holding and
                                       disposition of the Securities do not
                                       violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

License Agreement between STOXX
Limited and Morgan Stanley.......      STOXX Limited and Morgan Stanley have
                                       entered into a non-exclusive license
                                       agreement providing for the license to
                                       Morgan Stanley, and certain of its
                                       affiliated or subsidiary companies, in
                                       exchange for a fee, of the right to use
                                       the Euro STOXX 50 Index, which is owned
                                       and published by STOXX Limited, in
                                       connection with securities, including the
                                       Securities.

                                       The license agreement between STOXX
                                       Limited and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                       The Securities are not sponsored,
                                       endorsed, sold or promoted by STOXX
                                       Limited. STOXX Limited makes no
                                       representation or warranty, express or
                                       implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly. STOXX Limited's only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the Dow Jones EURO STOXX 50SM Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the Securities. STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the Securities into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50 SM Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the Securities.

                                       STOXX LIMITED DOES NOT GUARANTEE THE
                                       ACCURACY AND/OR THE COMPLETENESS OF THE
                                       DOW JONES EURO STOXX 50 SM INDEX OR ANY
                                       DATA INCLUDED THEREIN AND STOXX LIMITED
                                       SHALL HAVE NO LIABILITY FOR ANY ERRORS,
                                       OMISSIONS, OR INTERRUPTIONS THEREIN.
                                       STOXX LIMITED MAKES NO WARRANTY, EXPRESS
                                       OR IMPLIED, AS TO RESULTS TO BE OBTAINED
                                       BY MORGAN STANLEY, OWNERS OF THE
                                       SECURITIES, OR ANY OTHER PERSON OR ENTITY
                                       FROM THE USE OF THE DOW JONES EURO STOXX
                                       50 SM INDEX OR ANY DATA INCLUDED THEREIN.
                                       STOXX LIMITED MAKES NO EXPRESS OR IMPLIED
                                       WARRANTIES, AND EXPRESSLY DISCLAIMS ALL
                                       WARRANTIES, OF MERCHANTABILITY OR FITNESS
                                       FOR A PARTICULAR PURPOSE OR USE WITH
                                       RESPECT TO THE DOW JONES EURO STOXX 50 SM
                                       INDEX OR ANY DATA INCLUDED THEREIN.
                                       WITHOUT LIMITING ANY OF THE FOREGOING, IN
                                       NO EVENT SHALL STOXX LIMITED HAVE ANY
                                       LIABILITY FOR ANY LOST PROFITS OR
                                       INDIRECT, PUNITIVE, SPECIAL OR
                                       CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF
                                       NOTIFIED OF THE POSSIBILITY THEREOF.
                                       THERE ARE NO THIRD PARTY BENEFICIARIES OF
                                       ANY AGREEMENTS OR ARRANGEMENTS BETWEEN
                                       STOXX LIMITED AND MORGAN STANLEY.

                                       "Dow Jones EURO STOXXSM" and "STOXXSM"
                                       are service marks of STOXX Limited and
                                       have been licensed for use for certain
                                       purposes by Morgan Stanley. The
                                       Securities are not sponsored, endorsed,
                                       sold or promoted by STOXX Limited, and
                                       STOXX Limited makes no representation
                                       regarding the advisability of investing
                                       in the Securities.

License Agreement
between the TSE and
Morgan Stanley...................      The TSE and Morgan Stanley have entered
                                       into a non-exclusive license agreement
                                       providing for the license to Morgan
                                       Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX Index, which is owned and published by the TSE, in connection with securities, including the Securities.

                                       The license agreement between the TSE and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                       (i) The TOPIX Index Value and the TOPIX
                                       Trademarks are subject to the
                                       intellectual property rights owned by the Tokyo

                                       Stock Exchange, Inc. and the Tokyo Stock
                                       Exchange, Inc. owns all rights relating
                                       to the TOPIX Index such as calculation,
                                       publication and use of the TOPIX Index
                                       Value and relating to the TOPIX
                                       Trademarks.

                                       (ii) The Tokyo Stock Exchange, Inc. shall reserve the right to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Trademarks or cease the use thereof.

                                       (iii) The Tokyo Stock Exchange, Inc.
                                       makes no warranty or representation
                                       whatsoever, either as to the results
                                       stemmed from the use of the TOPIX Index
                                       Value and the TOPIX Trademarks or as to
                                       the figure at which the TOPIX Index Value stands on any particular day.

                                       (iv) The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.



                                       (v) The Securities are in no way
                                       sponsored, endorsed or promoted by the
                                       Tokyo Stock Exchange, Inc.

                                       (vi) The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the Securities or an advice on investments to any purchaser of the Securities or to the public.

                                       (vii) The Tokyo Stock Exchange, Inc.
                                       neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the Securities, for calculation of the TOPIX Index Value.

                                       (viii) Including but not limited to the
                                       foregoing, the Tokyo Stock Exchange, Inc.
                                       shall not be responsible for any damage
                                       resulting from the issue and sale of the Securities.

                                       The "Topix(R)" and "Topix Index(R)" are
                                       trademarks of the Tokyo Stock Exchange,
                                       Inc. and have been licensed for use by
                                       Morgan Stanley. The Securities have not
                                       been passed on by the TSE as to their
                                       legality or suitability. The Securities
                                       are not issued, endorsed, sold or
                                       promoted by the TSE. THE TSE MAKES NO
                                       WARRANTIES AND BEARS NO LIABILITY WITH
                                       RESPECT TO THE SECURITIES.

United States Federal
   Income Taxation...............      The following summary is based on the
                                       advice of Davis Polk & Wardwell, our
                                       special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the Securities that (i) purchase the
                                       Securities at their Issue Price and (ii) will hold the Securities as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws, such as:

                                       o    certain financial institutions;

                                       o    tax-exempt organizations;

                                       o    dealers and certain traders in
                                            securities or foreign currencies;

                                       o    investors holding Securities as part
                                            of a hedging transaction, straddle,
                                            conversion or other integrated
                                            transaction;

                                       o    U.S. Holders, as defined below,
                                            whose functional currency is not the
                                            U.S. dollar;

                                       o    partnerships;

                                       o    nonresident alien individuals who
                                            have lost their United States
                                            citizenship or who have ceased to be
                                            taxed as United States resident
                                            aliens;

                                       o    corporations that are treated as
                                            controlled foreign corporations or
                                            passive foreign investment
                                            companies;

                                       o    Non-U.S. Holders, as defined below,
                                            that are owned or controlled by
                                            persons subject to U.S. federal
                                            income tax;

                                       o    Non-U.S. Holders for whom income or
                                            gain in respect of the Securities is
                                            effectively connected with a trade
                                            or business in the United States;

                                       o    Non-U.S. Holders who are individuals
                                            having a "tax home" (as defined in
                                            Section 911(d)(3) of the Code) in
                                            the United States; and

                                       o    Non-U.S. Holders that hold, or will
                                            hold, actually or constructively,
                                            more than 5% of the Securities or
                                            more than 5% of any Basket Index.

                                       As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                       If you are considering purchasing the
                                       Securities, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                                       General

                                       In the opinion of Tax Counsel, which is
                                       based on certain representations from us
                                       (including the existence of a substantial risk that an initial investor will lose a significant amount of its investment), the purchase and ownership of a Security should be treated as a single financial contract with respect to the Basket that
                                       (i) requires the investor to pay us at
                                       inception an amount equal to the purchase price of the Security and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the Basket.

                                       While other characterizations of the
                                       Securities could be asserted by the IRS, as discussed below, the following discussion assumes that this characterization will be respected.

                                       U.S. Holders

                                       As used herein, the term "U.S. Holder"
                                       means a beneficial owner of a Security
                                       that for U.S. federal income tax purposes is:

                                       o    a citizen or resident of the United
                                            States;

                                       o    a corporation, or other entity
                                            taxable as a corporation, created or
                                            organized under the laws of the
                                            United States or any political
                                            subdivision thereof; or

                                       o    an estate or trust the income of
                                            which is subject to United States
                                            federal income taxation regardless
                                            of its source.

                                       Tax Treatment of the Securities

                                       Assuming the characterization of the
                                       Securities as set forth above, Tax
                                       Counsel believes that the following U.S.
                                       federal income tax consequences should
                                       result.

                                       Tax basis. A U.S. Holder's tax basis in
                                       the Securities will equal the amount paid by the U.S. Holder to acquire the Securities.

                                       Settlement of the Securities at maturity.
                                       Upon receipt of cash at maturity, a U.S.
                                       Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the Securities.

                                       Sale or exchange of the Securities. Upon a sale or exchange of the Securities prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's tax basis in the Securities sold or exchanged. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the Securities for more than one year at the time of disposition.

                                       Possible Alternative Tax Treatments of an
                                       Investment in the Securities

                                       Due to the absence of authorities that
                                       directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Securities under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                       If the IRS were successful in asserting
                                       that the Contingent Payment Regulations
                                       applied to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the Securities every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the Securities would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                       Even if the Contingent Payment
                                       Regulations do not apply to the
                                       Securities, other alternative federal
                                       income tax characterizations of the
                                       Securities are possible which, if
                                       applied, could also affect the timing and the character of the income or loss with respect to the Securities. It is possible, for example, that a Security could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities.

                                       Backup Withholding and Information
                                       Reporting

                                       A U.S. Holder of the Securities may be
                                       subject to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS. In addition, a U.S. Holder of the Securities may also be subject to information reporting requirements, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                       Non-U.S. Holders

                                       The discussion under this heading applies to you only if you are a "Non-U.S. Holder." A Non-U.S. Holder is a beneficial owner of a Securities that for U.S. federal income tax purposes is:

                                       o    a nonresident alien individual;

                                       o    a foreign corporation; or

                                       o    a foreign trust or estate.

                                       Tax Treatment upon Maturity, Sale,
                                       Exchange or Disposition of a Security. A
                                       Non-U.S. Holder of the Securities will
                                       not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder, provided that all Basket Indices continue to be regularly traded on an established securities market, as defined in the applicable Treasury regulations, except that gain from the sale or exchange of the Securities or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S. Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                                       If all or any portion of a Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Securities would not be subject to U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under "-Information Reporting and Backup Withholding" were satisfied and such Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

                                       Estate Tax. If a Non-U.S. Holder is an
                                       individual who will be subject to U.S.
                                       federal estate tax only with respect to
                                       U.S. situs property (generally an
                                       individual who at death is neither a
                                       citizen nor a domiciliary of the United
                                       States) or an entity the property of
                                       which is potentially includible in such
                                       an individual's gross estate for U.S.
                                       federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), the Non-U.S. Holder should note that, absent an applicable treaty benefit, a Security may be treated as U.S. situs property for U.S. federal estate tax purposes. Such Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

                                       Information Reporting and Backup
                                       Withholding. Information returns may be
                                       filed with the IRS in connection with the payment on the Securities at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder will be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.